                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       November 2, 1999
                                                --------------------------------


                              JUST FOR FEET, INC.
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            (Exact name of Registrant as specified in its charter)

        Delaware                          0-23570              52-2098043
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(State or other jurisdiction of         (Commission          (I.R.S. Employer
incorporation or organization)          File Number)         Identification No.)

7400 Cahaba Valley Road, Birmingham, Alabama                      35242
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:      (205) 408-3000
                                                   -----------------------------

                                      N/A
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(Former name, former address and former fiscal year, if changed since last report)
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Item 5.  Other Events

         On November 2, 1999, Just For Feet, Inc. (the "Company") reached an agreement with an Ad Hoc Committee representing the holders of a substantial majority of the principal amount of its $200 million 11% Senior Subordinated Notes due 2009 (the "Notes") with respect to a consensual restructuring of the Company's debt and equity. In accordance with the terms of the agreement, the Company and its subsidiaries will file a petition for relief under Chapter 11 of the Bankruptcy Code in order to effect a pre-negotiated plan of reorganization that implements the consensual restructuring. In addition, the Company announced that it did not make the November 1, 1999 interest payment with respect to the Notes and the noteholders comprising the Ad Hoc Committee have agreed to refrain from taking any action to enforce the Notes or the obligations of the Company under the Note indenture. The agreement is filed as Exhibit
10.16 and the press release as Exhibit 99.1 to this form 8-K.

Item 7.  Exhibits

         (c)  10.16  Restructuring Agreement regarding Pre-negotiated Plan of
                     Reorganization between Just For Feet, Inc. and members of an Ad Hoc Committee of holders of $200 million 11% Senior Subordinated Notes due 2009, dated November 2, 1999.

              99.1   November 2, 1999 Press Release.

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                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              JUST FOR FEET, INC.


Dated: November 2, 1999                   By: /s/ Helen M. Rockey
                                             ---------------------
                                          Helen M. Rockey
                                          President and Chief Executive Officer




Dated: November 2, 1999                   By: /s/ Armand Carrano
                                             --------------------
                                          Armand Carrano
                                          Chief Financial Officer